                                                                   Exhibit 10.23


                              AGREEMENT OF LEASE

                                    BETWEEN

                    TRIANGLE SERVICE CENTER, INC., LANDLORD

                                      AND

                        PARADIGM GENETICS, INC., TENANT

                                  BUILDING 6

                               TABLE OF CONTENTS

Section
Number           Description                                Page
------           -----------                                ----
 1               Premises                                      2
 2               Parking and Common Areas                      2
 3               Term                                          2
 4               Compliance with Laws and Use                  3
 5               Rental                                        4
 6               Adjustment for Operating Expenses             5
 7               Security Deposit                              8
 8               Services and Utilities                        9
 9               improvements: Commencement Date              11
10               Interior Alterations and Fixtures            12
11               Signs                                        13
12               Repairs and Maintenance                      13
13               Parking and Repairs                          14
14               Indemnification and Liability Insurance      15
15               Exoneration of Landlord                      15
16               Insurance                                    15
17               Release by Tenant                            16
16               Increase in Property Insurance               16
19               Fire                                         16
20               Condemnation                                 16
21               Assignment or Subleasing                    16.
22               End of Tenancy                               17
23               Quiet Enjoyment                              17
24               Subordinate                                  17
25               Default                                      17
26               Inspection                                   18
27               Memorandum                                   18
28               Estoppel Certificate                         19
29               Notices                                      19
30               Nature and Extent of Agreement               20
31               Benefit                                      20
Exhibit A        Description of Premises                      22
Exhibit B        Site Plan                                    23
Exhibit B1       Restrictive Covenants                        24
Exhibit C        Plans and Specifications                     25
Exhibit D        ADA Compliance                               26
Exhibit E        Option Rider                                 27


     STATE OF NORTH CAROLINA
                                                                 LEASE AGREEMENT
     COUNTY OF DURHAM


     THIS LEASE AGREEMENT ("Lease"), made this day of ___________ 1998. between TRIANGLE SERVICE CENTER, INC., a North Carolina Corporation hereinafter called "Landlord", and PARADIGM GENETICS, INC., a North Carolina corporation, hereinafter called "Tenant", which terms "Landlord" and `Tenant' shall include, wherever the context admits or requires, singular or plural, and the heirs, legal representatives, successors and assigns of the respective parties:


                              W I T N E S S E T H:
                              --------------------

     1.  PREMISES.  Landlord, in consideration of the covenants of Tenant, does
         --------
hereby lease and demise unto Tenant, and Tenant does hereby agree to take and lease from Landlord upon the following terms, covenants, conditions and stipulations, for the term hereinafter specified in the following described premises:

     Building Number 6 containing approximately nine thousand eighty-eight (9,088.75) rentable square feet but excluding area B containing approximately one thousand eight hundred sixty-four and 43/100(1864.43) square feet for a net rentable area of approximately seven thousand two hundred twenty-four and 32/100 (7,224.32) square feet being more particularly shown on Exhibit A attached hereto and incorporated herein (the "Premises"), located in the Research Triangle Park, Durham, County, North Carolina, the project being known as Park Research Center, more particularly shown on Exhibit B attached hereto and incorporated herein (`Project").

     2.  PARKING AND COMMON AREAS.  Landlord grants to Tenant, its employees and
         ------------------------
invitees, a nonexclusive right to use, free of charge, during the term of this Lease, but subject to the weight limitation set forth in Section 13, the parking areas shown on Exhibit B, which are acknowledged to be for the use of such persons along with others similarly entitled, for parking and for ingress and egress between the Premises and other portions of the Project and the adjoining streets, sidewalks, and highways. Tenant's employees shall park in areas designated by Landlord and shall not park in any of the parking areas other than those designated by Landlord. The Premises are leased to Tenant based upon the exterior dimensions of the buildings local within the Project The Common Areas include all covered space, if any, outside the enclosed area of the Premises. Such covered space, if any, shall be for the non-exclusive use of Tenant and for ingress and egress between all other portions of the Project and the adjoining streets and sidewalks. Tenant shall not use such covered space for any purpose other than ingress and egress to the Premises.

     3.  TERM.  This Lease shall be for a term of one (1) year, commencing on
         ----
the commencement date (as defined in Section 9 hereof) and shall expire at 11:59 p.m. on the last day of the twelfth (12th) complete month thereafter.

     4.  COMPLIANCE WITH LAWS AND USE.
         ----------------------------

     (a) Compliance with Laws. Tenant, at its expense, shall comply with all
         --------------------
laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition (excluding conditions which existed with respect to the Premises prior to occupancy by Tenant and unrelated to the use or occupancy of the Premises by Tenant) and occupancy of the Premises, and with recorded covenants conditions and restrictions applicable for the Project, provided, however, that Tenant shall not be required by reason of this covenant to make structural changes to the Premises.

     (b) Use. The Premises may be used as for general office, bio technology an
         ---
pharmaceutical development and scientific research and laboratory uses and for no other purpose without Landlord's written consent first being obtained which consent shall not be unreasonably withheld, subject however, to the Covenants and Restrictions affecting the Research Triangle Park. A copy of said covenants is attached hereto as Exhibit B1 and incorporated herein by reference. Tenant shall not use or occupy or permit the Premises to be used or occupied, do or permit anything to be done in or on the Premises, in a manner which would be deemed disreputable or extra hazardous, or make void or voidable any insurance then in force with respect thereto, or which will cause or be likely to cause structural damage to the buildings within the Project or any part thereof, or which will constitute a public or private nuisance.

     (c)  Hazardous Material.
          ------------------

     (i) Tenant shall not (either with or without negligence) cause or permit escape, disposal or release of any biologically active or other hazardous substances, or materials on the Premises except and unless such biologically active or other hazardous substances have been pretreated prior to disposal or release into the air or sewer in full compliance with all local, state, federal and regulatory laws, rules, regulations and orders but in all events no less than compliance with the highest standards prevailing in the industry for such release or disposal. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building in which the Premises any such materials or substances except to use in the ordinary course of Tenants business and then only after written notice to Landlord of the identity of such substance or materials. At the discretion of Landlord, written notice to Landlord of the identity of such hazardous materials or substances may be provided by delivery by Tenant to landlord copies of written records prepared by or for Tenant which adequately describe and identify such substance and material. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees except the ordinary course of Tenants business and in compliance with all applicable, rules and regulations, ordinances and orders. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Premises, damages for the loss or restriction on use in rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, any sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of the presence or use of biologically active or Hazardous Materials on the Premises during the lease term. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises to the extent Tenant is responsible therefor. Without limiting the foregoing, if the presence of any Hazardous Material the Premises caused by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the conditions existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     (ii) As used herein, the term "Hazardous Material" means any hazardous or to substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.01) or by the Environmental Protection Agency as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), and any regulations promulgated pursuant thereto and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law

     5.  RENTAL
         ------

          (a) Base Rent. Tenant shall pay to Landlord as gross base rental
              ---------
     ("Base Rent") for the Premises during the term of this Lease, the sum per month set opposite the term of this Lease set forth below, which shall be paid in the amount set forth below:

     Months  Rate          Monthly Base Rent    Annualized Base Rent
     ------  ----          -----------------    --------------------
     1-12    $17.85 S.F.   $10,745.70           $128,948.40

     Each installment of Gross Base Rent shall be due and payable in advance on the first of each and every calendar month of the term of this Lease, and shall be payable without demand or offset. Landlord will exercise commercially reasonable efforts to cause the Landlord Improvements to be completed on schedule but makes no representations to Tenant that Landlord's agents and contractors will complete said work within the schedule.

          (b) Pro ration of Rent. In the event that this Lease shall commence on
              -------------------
     a day other than the first day of a calendar month, or in the event that this Lease shall terminate on a day other than the last day of a calendar month, Base Rent (as well as all additional rents and charges reserved hereunder) for the portion of such partial month that this Lease is in effect shall be prorated, based upon a thirty (30) day month.

          (c) Cost of Increase. At the end of each lease year of the term
              ----------------
     hereof, monthly Base Rent to be paid to Landlord by Tenant for the upcoming lease year (less that portion of the Base Rent attributable to (i) Landlord's Operating Expenses which are to be annually adjusted as provided by Section 6 hereof and to (ii) the cost of Landlord Improvements provided for herein) (hereinafter Adjusted Base Rent") will increase in accordance with the cost of living (but in no event less than three percent (3%) per annum nor more than five percent (5%) per annum) as follows: The percentage increase of the cost of living will be made by calculating the percentage of variation of the current year the previous lease year, as indicated by the Consumer Price Index - Seasonally Adjusted U.S. City Average - All Items and Major Group Figures - All Urban Consumers (1982 - 84 - 100) ("CPI-U"), published by the Bureau of Labor Statistics of the United States Department of Labor from September to September. Said percentage will be multiplied by the existing monthly ease Rent, as illustrated in the sample formula below:

     [(March, 1999 CPI-U - March, 1998 CPI-U) + March 1998 CPI-UI] x monthly Adjusted Rent = adjustment in 1999 monthly Base Rent

     The resulting product will be the amount of increase in the upcoming year's monthly ~ Rent. In no event shall the Base Rent ever be reduced by reason of this subsection (c). In the event that (i) the CPI-U ceases to use the 1982-84 base of 100, or (ii) a substantial change is made in the number of items used in determining the CPI-U such that Landlord and Tenant agree that the CPI-U does not accurately reflect the purchasing power of the dollar, or (iii) the CPI-U shall be discontinued for any reason, Landlord shall designate notice to Tenant, a new index or base that measures the cost of living, with appropriate adjustment in such base or index to make the same comparable to the CPI-U.

          (d) Interest on Past-Due Rent and Late Charges. It any Base Rent,
              ------------------------------------------
     additional rent or any other sum due Landlord in accordance with any provisions of this Lease shall be paid within ten (10) days after same is immediately when due, the same shall bear interest at the lesser of eighteen percent (18%) per annum or the highest contract rate allowed by law from ten (10) days after such due date until such sum and all such interest accrued thereon shall have been paid unless Landlord shall waive the same. Interest accrued as aforesaid shall be deemed to be additional rent hereunder due on demand. In addition to such remedies as may be provided under the default provisions of this Lease, Landlord shall be entitled to a late charge of five percent (5%) of the monthly Base Rent and any additional rent or other sum payable hereunder if not received within ten (10) days of the due date therefor, and a charge of five percent (5%) of the amount of any check given by Tenant not honored by the drawee bank when first presented for payment.

     6.  ADJUSTMENT FOR OPERATING EXPENSES.
         ---------------------------------

          (a) Definitions.  For the purposes of this Lease, the following
              -----------
     defined t shall have the meanings set forth below:

               (i) Rent Adjustment Year shall mean the twelve (12) month period
                   --------------------
          ending on the last day of February of each calendar year.

               (ii) Tenant's Proportionate Share of Landlord's Increased
                    ----------------------------------------------------
          Operating Expense shall mean the fraction of such Operating Expenses,
          -----------------
          the numerator of which is the rentable area of the Premises as the same forth in Section 1 of this Lease, and the denominator of which is the greater of (A) the arithmetic mean or average of the rentable areas of the building located within the Project actually leased and producing rentals on this day of each calendar quarter during the preceding Rent Adjustment Year, or (B) ninety five percent (95%) of the rentable areas of the buildings located within the Project.

               (iii) Landlord's Operating Expenses shall mean and include all
                     -----------------------------
          expenses including assessments for public betterments or improvements; ad valorem real estate taxes and any other tax on real estate as such: ad valorem taxes on furniture, fixtures, equipment or other property used in connection with the operation or maintenance of the Project; the costs, including legal and consulting fees, of contesting or attempting to reduce any of the aforesaid assessments or taxes; amortization of capital improvements which will improve the operating efficiency of the Project which will reduce Landlord's Operating Expenses; the cost of labor, materials insurance, utilities (including sewer and water) and services; such other reasonable expenses with respect to the operation, maintenance and management of the Project which shall be incurred or paid by or on behalf of Landlord and which shall be properly chargeable to such operation, maintenance and management in accordance with generally accepted accounting principles as applied to the operation, maintenance or management of an office and laboratory project.

          (b) Payments During Term. With respect to each Rent Adjustment Year or
              --------------------
     portion thereof during the term of this Lease, Tenant shall pay Landlord as additional rent in the manner hereinafter provided, Tenant's Proportionate Share of Landlord's Increased Operating Expenses in the amount by which Landlord's Operating Expenses paid or incurred by Landlord during such period exceeded Nine and 77/100 Dollars ($9.77) per square foot of the buildings within the Project. It is acknowledged and agreed that with respect to any Rent Adjustment Year or portion thereof it will not be possible to determine the actual amount of such excess, if any, until after the end of such Rent Adjustment year. Therefore, until Tenant's liability for Tenant's Proportionate Share of Landlord's Increased Operating Expenses have been determined, Tenant shall pay Tenant's Proportionate Share of Landlord's Increased Operating Expenses as follows:

               (i) On or before December 31st of each calendar year beginning with calendar year 1999 during the term of this Lease, Landlord shall furnish Tenant with a statement setting forth the total amount of Tenant's Proportionate Share of Landlord's Increased Operating Expenses and the amount by which Landlord's Operating Expenses for the preceding Rent Adjustment Year exceeded Landlord's Operating Expenses of Nine and 77/100 dollars ($9.77) per square foot provided, however, that Landlord not be obligated to furnish any such statement to Tenant unless and until Landlord shall determine that Tenant's Proportionate Share of Landlord Increased Operating Expenses in excess of those currently being paid by the Tenant are to be paid by Tenant pursuant to the terms of this subsection (i). From the beginning of each such Rent Adjustment Year and until Landlord shall furnish Tenant with a statement as aforesaid, Tenant shall continue to pay Landlord with each monthly installment of Base Rent the amount of the monthly payment for Tenant's Proportionate Share of Landlord's Increased Operating Expenses it shall have been obligated to pay during the preceding Rent Adjustment Year. Beginning with the first day of the calendar month following the date upon which Landlord shall have delivered to Tenant such statement, Tenant shall pay to Landlord that amount equal to the product of one-twelfth (1/12) of Tenant's Proportionate Share of Landlord Increased Operating Expenses as set forth on such statement multiply the number of calendar months in the Rent Adjustment Year which shall have begun as of said first day, minus the aggregate amount of the monthly payments for Tenant's Proportionate Share of Landlord's Increased Operating Expenses theretofore paid by Tenant during such Rent Adjustment Year. The remainder of Tenant's Proportionate Share of Landlord's Increased Operating Expenses shown on each such statement be paid by Tenant to Landlord with each succeeding monthly installment of Base Rent in equal consecutive monthly installments of one-twelfth (1/12) of the total amount of Tenant's Proportionate Share of Landlord's Increased Operating Expenses shown on such statement.

          (c) Payments at Conclusion of Lease. Compliance with the foregoing
              -------------------------------
     subsections (b)(i) will effect only a partial payment by Tenant of its obligations respect to Landlord's Operating Expenses. Accordingly, it is agreed that at the end of the term of this Lease or upon any earlier termination of this Lease or of Tenant's right to possession of the Premises, Tenant shall be obligated to pay Landlord the difference, if any, between the aggregate amount actually paid by Tenant with respect to Tenant's Proportionate Share of Landlord's Increased Operating Expenses and that which it is obligated to pay under the foregoing subsection on or before ninety (90) days following the end of the term of this Lease or an earlier termination of this Lease and until Tenant's obligations with respect to Tenant's Proportionate Share of Landlord's Increased Operating Expenses shall have been determined. Landlord shall furnish Tenant statements in the manner subject to the conditions stated in the first sentence of the foregoing subsection (b)(i) and upon the furnishing of each such statement, Tenant shall be obligated to and shall pay Landlord immediately the amount or portion thereof, if any, due aforesaid. Tenant's obligation to pay Tenant's Proportionate Share of Landlord's Increased Operating Expenses shall survive any expiration or other termination of this Lease.

          (d) Inspection of Books and Records.   In the event that Tenant is
              -------------------------------
     required to pay a share of Landlord's Operating Expenses pursuant to this
     Section 6, Tenant shall have the right, at Tenant's expense, to inspect Landlord's books and records showing Landlord's Operating Expenses for the Rent Adjustment Year in question. Landlord's statement setting forth the total amount of Tenant's Proportionate Share of Landlord's Increased Operating Expenses furnished to Tenant in accordance with the provisions of this Section 8 shall be deemed to have been approved by Tenant unless protested by Tenant in writing within ninety (90) days after delivery of such statement to Tenant.

          (e) Rent Tax. In addition to Tenant's Proportionate Share of Landlord
              --------
     Increased Operating Expenses hereinbefore provided to be paid by Tenant, Tenant shall reimburse Landlord upon demand for any and all taxes payable or paid by Landlord whether or not now customary or within the contemplation of the parties hereto which are levied upon or measured by the rental or any other sum payable hereunder as such, including without limitation, any gross income tax or excise leveled by any governmental body with respect to the receipt of such rental or such other sum (excluding, however, any federal, state or local net income taxes which Landlord may be obligated to pay). In the event that it shall not be lawful for Tenant to so reimburse Landlord, the rental, as adjusted, payable to Landlord under the Lease shall be revised to net Landlord the same net rental after imposition of a such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

          (f) Additional Rent. Tenant's Proportionate Share of Landlord's
              ---------------
     Increased Operating Expenses, for the purposes of the default provisions hereof, shall be deemed to be additional rent due from Tenant and any default in the payment thereof shall entitle Landlord to all remedies provided for herein or at law or in equity on account of Tenant's failure to pay rent. The other provisions hereof to the contrary notwithstanding, Tenant's payments pursuant to this Section 6 of a portion of the increased expense of operating the Project shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls analogous governmental actions affecting the amount of rent which Landlord may charge Tenant.

     7.  SECURITY DEPOSIT:
         ----------------

          (a) Amount of Deposit. Tenant, contemporaneously with the execution
              -----------------
     this Lease, has deposited with Landlord the sum of ten thousand seven hundred forty-five and 70/100 Dollars ($10,745.70). the receipt of which is hereby acknowledged by Landlord. Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by said Tenant to be kept and performed during the term hereof.

          (b) Use and Return of Deposit.  If at any time during the term of this
              -------------------------
     Lease any of rent herein reserved shall be overdue and unpaid, or any other sum payable to Landlord by Tenant hereunder shall be overdue and unpaid, then Landlord may at the option of Landlord (but Landlord shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for all loss or damage sustained or suffered by Landlord to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for payment of overdue rent other sums due and payable to Landlord by Tenant hereunder, then Tenant shall upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure do so within ten (10) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it becomes due, and all other sums payable to Landlord by Tenant hereunder, the said deposit shall be promptly returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

          (c) Transfer of Deposit. Upon notice to Tenant in writing Landlord may
              -------------------
     deliver the funds deposited hereunder by Tenant to the transferee of Landlord's interest in the Premises, in the event that such interest be transferred and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

          (d) No Liability of Mortgagee.  Tenant shall not be entitled to look
              -------------------------
     to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Premises, for accountability for any security deposit required by Landlord hereunder unless said sums have actually been received by said mortgagee as security of Tenant's performance of this Lease.

     8. SERVICES AND UTILITIES.
        ----------------------

        (a) Services. Landlord shall provide in consideration of the Base Rent
            --------
following:

            (i) Heating, ventilation, and air conditioning ("HVAC") for the Premises during Business Hours to maintain temperatures for comfortable use and occupancy;

            (ii) Janitorial services to the office and common areas of the Premises (all Business Days, Monday through Friday);

            (iii) Hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes;

            (iv) Electricity to the Premises at all times and in reasonable amounts necessary for normal office and laboratory use and lighting;

            (v) Replacement of lighting tubes, lamp ballasts, and bulbs and damaged or stained ceiling tiles;

            (vi)   Extermination on and pest control when necessary; and

            (vii) Maintenance of Common Areas and core areas and exterior walls, glass plumbing, electrical and HVAC.

            (viii) Drive through security; and

            (ix)   Parking Lot illumination

            (x)    Snow and ice removal.

          (b)  Business Hours. "Business Hours" means: Monday through Friday,
               --------------
               8:00 through 5:00 p.m., but excludes the following holidays or the days on which the holidays are designated for observance:
               New Year's Day, Easter (Good Friday), Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

          (c)  24 Hour Access. Tenant, its employees, agents, and invitees shall
               --------------
               have access to the Premises, twenty-four (24) hours a day, seven
               (7) days a week, If, however, the Building must be closed during Business Hours, then the Base Rent and Additional Rent shall abate during any closing that lasts more than twenty-four (24) hours.

          (d)  Extra Services.  Landlord, shall have the right to monitor the
               --------------
               Tenant's use of electrical and gas consumption which shall include heating, and air conditioning within the Premises. Whenever Landlord knows that any tenant (including Tenant) is using extra services because of either non Business-Hours use or high electricity consumption installations, Landlord may directly charge that tenant for the extra use and those charges shall be excluded from Operating Expenses. Extra services include:

               (i)   Non Business-Hours Use. Electricity required by Tenant
                     ----------------------
                     during non-Business Hours for lighting, or electrical service to the Premises shall be provided by Landlord. Tenant shall be responsible for additional electrical consumption anticipated in connection with Tenants' Non-business Hours use of the Premises. In lieu of separate metering and accounting for Non-business Hours electrical consumption, Building electrical expenses in excess of $.79 per square foot, adjusted for rate increases, all as determined by Landlord shall be paid by Tenant per year as Additional Rent in the next succeeding month following notice by Landlord. Building electrical expenses shall be determined by Landlord by monitoring of electrical usage of the Building and shall be pro rated.

               (ii)  Excess  Utility Use. Tenant shall not place or operate in
                     -------------------
                     the Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines, and machinery and equipment normally used in offices and laboratories, unless Tenant receives Landlord's advance written consent. Landlord shall unreasonably withhold or delay its consent, but Landlord may require payment for the extra use of electricity caused by operating this equipment or machinery, Landlord may require that special, high electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) may be separately sub-metered for electrical consumption at Tenant's cost

               (iii) Payment. Tenant's charges for the utilities provided in
                     -------
                     (i) and (ii) above be one hundred percent (100%) of Landlord's actual cost of labor and utilities and shall be Additional Rent

                     Tenant's failure to pay the charges in (i) and (ii) above within thirty (30) of receiving a proper and correct invoice shall entitle Landlord to the remedies it has upon Tenant's failure to pay Base Rent.

          (e)  Interruption of Services. Landlord does not warrant that any
               ------------------------
               services Landlord supplies will not be temporarily interrupted. Services may be temporarily interrupt because of accidents, repairs alterations, improvements, or any reason beyond reasonable control of Landlord. Any temporary interruption shall not

               (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

               (ii)  make Landlord liable to Tenant for damages;

               (iii) abate Base Rent or Additional Rent; or

               (iv)  relieve Tenant from performing Tenant's Lease obligations.

     9.  IMPROVEMENTS: COMMENCEMENT DATE.
         -------------------------------

     Landlord or Landlord's agents have made no representations or promises with respect to the Project or Premises except as expressly set forth herein. The taking possession or the Premises by Tenant shall constitute conclusive evidence, as against Tenant, that Tenant accepts the same "as is" subject to the Landlord Improvements provided for hereinafter and that the Premises and the Project were in good condition at the time as such possession was so taken, subject to completion of Landlord Improvements provided for hereinafter and subject to any punch list made by Tenant. Any further additions or changes required by Tenant must be in writing and approved in writing Landlord and will be at the expense of Tenant. Landlord's approval or rejection of such improvements shall not be unreasonably delayed.

     Notwithstanding anything to the contrary in this Lease, no rent shall accrue to Landlord until the Commencement Date (as hereinafter defined)

     (a)  Substantial Completion. Landlord shall use its best efforts to
          ----------------------
          substantially complete Landlord's Improvements to the Premises within twenty-one (21) days from the date of Lease execution by the parties (`Target Date"). Substantially complete means completing Landlord's Improvements described in Section 9 (e) and Exhibit C incorporated herein by reference so that Tenant can use the Premises for their into purposes.

     (b)  Notice. Landlord shall give Tenant advance notice of the estimated
          ------
          substantial Completion Date if different from the Target Date. If the estimated substantial Completion Date changes at any time after Landlord gives notice, then Landlord give advance notice of the new estimated substantial Completion Date.

     (c)  Inspection and Punchlist. Within 30 days after the Commencement Date,
          ------------------------
          the parties shall inspect the Premises, have all systems demonstrated, and prepare a punchlist. The punchlist shall list incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches. Tel acceptance of possession of the Premises after such inspection shall be conclusive evidence that the Premises were in good order and satisfactory condition, except for any punchlist items.

     (d)  Delayed Possession.  Tenant may cancel this Lease if Landlord cannot
          ------------------
          deliver a possession of the substantially complete Premises by one hundred and eighty days (180) after the Target Date. To cancel, Tenant must give notice to Landlord within (60) days after the expiration of such one hundred and eighty day period and before Landlord gives notice to Tenant that the Premises are substantially complete. The one hundred and eighty (180) day Period above shall be extended in the time equal to period of delay caused by Tenant. Within thirty (30) days after cancellation, Landlord shall return to Tenant prepaid consideration including Rent and deposits, and neither party shall have any further rights or obligations under this Lease.

     (e)  Landlord Improvements. Landlord at its expense, shall make
          ---------------------
          improvements to Premises in accordance with Exhibit C ("Landlord Improvements") incorporated herein by reference. The Landlord Improvements shall be completed in a good workmanlike manner and comply with all applicable laws, ordinances, rules, regulations of governmental authorities, including ADA requirements as provided by Exhibit D, which is incorporated herein by reference.

     (f)  HVAC Improvements. Tenant desires to install additional heating,
          -----------------
          ventilation and air conditioning ("HVAC") equipment in the Premises to permit twenty-four hour, seven day per week use of the Premises by Tenant. Subject to the terms of this Section and Section 10 (a), Landlord agrees that Tenant, at its cost and expense, may install additional HVAC equipment and systems (the "HVAC Improvements") in the Premises; subject to the provisions hereof. After execution of this Lease by Landlord and Tenant, Tenant shall submit to Landlord for its approval plans and specifications for the HVAC Improvements. The HVAC Improvements and systems shall be designed to provide for removal from the Premises without damage to the Premises. Landlord shall not unreasonably withhold, condition or delay its approval of the plans and specifications for the HVAC Improvements prepared in accordance with the provisions hereof, and shall respond reasonably promptly to such plans and specification. The plans and specifications as approved by Landlord are hereinafter referred to as the "Plans". Prior to expiration of termination of this Lease, Tenant may remove the HVAC Improvements from the Premises, provided Tenant (i) provides adequate assurance to Landlord that Tenant shall Tenant repair any damage to the Premises caused by such installation or removal and (ii) provides adequate assurances to Landlord Tenant shall make any recurring repairs or maintenance to the Premises as a result of the installation or removal of the HVAC Improvements for no less than one year after removal.

     The Lease begins ("Commencement Date") on the earlier of:

               (a) The date Tenant takes possession and occupies the Premise installation of its furniture and equipment or forty-five
                    (45) days from the date of Lease execution by the parties.

               (b) After (i) the Premises are substantially completed according to Section 9(a), (ii) Landlord gives the notice required by
                    Section 9 (b), (iii) Landlord is ready, willing and able to deliver actual possession of the Premises, and (iv) the Target Date set in Section 9(a) arrived.

     The Lease ends ("Expiration Date") at 11:59 p.m. and the last day of the calendar month twelve months (12) following the Commencement Date, unless terminated earlier under this Lease. Within thirty (30) days after the Commencement Date, the parties shall confirm in writing Commencement Date and Expiration Date.

     10.  INTERIOR ALTERATIONS AND FIXTURES.
          ---------------------------------

          (a)  Interior Alterations. Tenant shall make no structural or interior
               --------------------
     alterations of the Premises without Landlord's prior written consent which shall not unreasonably be withheld. If Tenant requires alterations, Tenant shall provide Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of 5% to be paid to landlord's managing agent). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. All alterations and improvements shall be the property of Landlord unless otherwise agreed in writing by Landlord and Tenant.

          (b)  Fixtures. Tenant may construct and build or install in the
               --------
     Premises any and all bins, racks, counters, shelves, mirrors, chairs or other similar fixtures and/or laboratory equipment of every kind and nature as may be necessary or desirable for Tenant's office and pharmaceutical laboratory use of the Premises, which bins, racks, counters, shelve mirrors, chairs and other fixtures and laboratory equipment shall at all times be and remain the property of Tenant, and, if not in default hereunder, Tenant shall have the right to remove all or any part of the same from the Premises at any time, provided that Tenant shall repair or reimburse Landlord for the cost of repairing any damages to the Premise resulting from the installation of or removal of such items unless otherwise agreed in writing by Landlord and Tenant. Tenant shall be responsible for whatever expenses are incurred connecting its equipment to water, sewer, gas or other utilities, lines, and any other charges incurred in the installation of said equipment.

     11.  SIGNS: Landlord has established a uniform signage program for the
          -----
Project and shall provide a building identification and Tenant identification sign or signs for the Premises at Tenant's expense and to be installed at locations designated by Landlord. Other than the foregoing, Tenant shall not permit, allow or cause to be erected, installed, maintained, painted or displayed on, in or at the Premises any interior or exterior sign, lettering, placard, announcement, decoration, advertising media or advertising material of any kind whatsoever, visible from the exterior of the Premises, without the prior written approval of Landlord.

     12.  REPAIRS AND MAINTENANCE.
          -----------------------

          (a)  Tenant's Care of Premises. Tenant shall:

               (i)   keep the Premises and fixtures in good order;

               (ii) make repairs or replacements to the Premises or Building because of Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater;

               (iii) repair and replace special equipment or decorative
                     treatments installed by or at Tenant's request that serve the Premises only, except

                     (1) to the extent the repairs or replacements are needed because Landlord's misuse or primary negligence, and are not covered Tenant's insurance or the insurance Tenant is required to carry under this Lease, whichever is greater, or

                     (2) if the Lease is terminated under Article IX (Loss of Premises); and

               (iv)  not commit waste.

          (b) Landlord's Repairs. Except for repairs and replacements that Tenant must make under Paragraph 12 (a), Landlord shall pay for and make all other repairs replacements to the Premises, Common Areas and Building (including Building fixtures and equipment). Landlord shall make the repairs and replacements to maintain the building in a condition consistent with other comparable office buildings in the Raleigh, North Carolina area. This maintenance shall include the foundation, exterior walls, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing.

          (c) Time for Repairs. Repairs or replacements required under Paragraphs 12(a) or 12(b) shall be made within a reasonable time (depending on the nature of the ft or replacement needed) after receiving notice or having actual knowledge of need for a repair or replacement.

          (d) Surrendering the Premises. Upon the Expiration Date or earlier termination of Lease, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Commencement Date except for:

               (i)   ordinary wear and tear;

               (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under paragraph 12(a);

               (iii) condemnation;

               (iv) damage arising from any cause not required to be repaired or replace Tenant; and

               (v) alterations as permitted by this Lease unless consent was conditioned on their removal.

     On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

     13.  PARKING and REPAIRS. Landlord shall maintain in good condition and
          -------------------
repair the parking areas as shown on Exhibit B, providing Tenant shall not permit its agents, employees or invitees to place excessive loads on said parking areas, the maximum load for any vehicle not to exceed eight (8) kips per axle for the parking area in front of the buildings within the Project, or more than twelve (12) kips per axle for the loading area to the rear of the buildings within the Project. Except as otherwise provided herein, there shall be no allowance to Tenant for a diminution rental value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord or others making any repairs to the Project or Premises and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions improvements in or to any portion of the Project or Premises if Landlord acted diligently and in a reasonable manner, Landlord, its agents and employees, shall have access to and the right to enter the Premises at any reasonable time to examine the condition thereof, to make repairs, alterations or additions therein, including, but not limited to, the tight of Landlord to extend through the Premises, in a non-obstructing and workmanlike manner, all utility lines and sprinkler system lines serving other leased space within the Project with reasonable notice to Tenant.

     14.  INDEMNIFICATION AND LIABILITY INSURANCE
          ---------------------------------------

          (a) Obligations of Tenant. Tenant shall indemnify and save harmless
              ---------------------
     Landlord from any claim or loss by reason of any accident or damage to any person or property happening on or about the Premises or arising out of or on account of the use or occupancy of the Premises by Tenant, and Tenant shall maintain and carry at its expense commercial general liability insurance and property damage insurance with respect to the Premises, the business operated by Tenant in the Premises, in which the limits of commercial general liability shall not be less than $2,000,000.00 with respect to each occurrence, not less than $2,000,000 with respect to personal injury or death of a single person, not less than $2,000,000 general aggregate. Such policies shall name Landlord and Tenant as insured parties as their interest may appear, and Tenant shall deliver to Landlord certificates of insurance certifying that such insurance is in full force and effect.

          (b) Obligations of Landlord. Landlord shall indemnify and save Tenant
              -----------------------
     harmless from any claim or loss by reason of accident or damage to its person or property happening on the Premises and arising by reason of the negligence or willful misconduct Landlord, and Landlord shall maintain and carry at its expense commercial general liability insurance in which the limits of commercial general liability shall not be less than $2,000,000.00 with respect to each occurrence, not less than $2,000.000 with respect to personal injury or death of a single person, not less than $2,000,000 general aggregate, which policies shall protect Tenant to the extent of the coverage provided in said policies.

     15.  EXONERATION OF LANDLORD. Landlord shall not be responsible or liable
          -----------------------
to Tenant or to Tenant's employees, agents or invitees for any injury or damage resulting from acts or omissions of Tenant or Tenant's employees, agents or invitees, or persons occupying property adjoining the Promises or any part of the Project, or for any Injury or damage resulting from any portion of the Project becoming out of repair, or caused by the bursting, stoppage or leaking of water gas, sewer or steam pipes, except where such loss or damage arises by reason of the willful or negligent misconduct of Landlord, its agents, servants, or employees, or Landlord's failure to make the repairs which it is obligated to make hereunder.

     16.  INSURANCE. Landlord, at its expense, shall keep the Building and
          ---------
Premise insured against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies but, in any event, in an amount not less than ninety percent (90%) of the full replacement cost thereof as determined from time to time. Tenant, at its expense, shall maintain like insurance coverage on such of its own equipment, furniture, and other property as it may place and use within or on the Premises. All of such insurance shall be issued by financially responsible insurers duly authorized to do business in the State of North Carolina.

     17.  RELEASE BY TENANT. Tenant hereby waives and releases all rights of
          -----------------
recovery which it might otherwise have against Landlord, its agents and employees, for loss or damage to Tenant's contents, furniture, furnishings, fixtures or other property removable by Tenant under the provisions of this Lease to the extent that the same are coverable by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its agents or employees. Policies required to be maintained by Tenant hereunder shall contain waivers of subrogation by the insurers against Landlord and endorsements authorizing Tenant Landlord to execute mutual releases as between themselves.

     18.  INCREASE IN PROPERTY INSURANCE. If, as the result of any act or
          ------------------------------

negligence of Tenant, its employees, representatives or visitors at the Premises, or if the manner in which business is conducted at the Premises, the fire and extended coverage insurance rate of Landlord shall be increased over the rate existing at the beginning of the term of this Lease, Tenant on demand shall pay to Landlord as additional rent the amount of such increase attributable to the actions of Tenant.

     19.  FIRE. If the Premises are damaged by fire, the elements, or other
          ----
casualty, but damage is such that restoration within ninety (90) days is feasible, Landlord shall, at its expense, cause the Premises to be repaired within a reasonable time, and the rent during the period of repair shall abate proportionately as to the portion of the Premises rendered untenantable by the damage. If the Premises are rendered wholly untenantable by reason of such damage or to such extent restoration is not feasible within ninety (90) days, Landlord may proceed to cause the damage to be repaired, and in such case rent shall abate until the Premises have been restored to tenantable condition, provided, however, that in such case either Tenant or Landlord may within thirty
(30) of the date of the occurrence of such damage notify the other of termination of this Lease. If each party elects to so terminate, any rent due shall be adjusted to the date of the damage and after payment of such amounts to Landlord as may then be due, all rights under this Lease shall terminate.

     20.  CONDEMNATION. If the whole or as much as twenty (20%) percent of the
          ------------
Premises is taken by any governmental agency or corporation vested with the right of exercise eminent domain, whether such taking be effected by court action or by settlement with the agency exercising or threatening to exercise such power and if the property so taken renders the remainder of said property unfit for the use thereof by Tenant then Tenant shall have the option to terminating this Lease, which option must be exercised within sixty (60) days of such taking. If Tenant shall not so elect to terminate, or if the taking does not interfere with Tenant's use of the Premises to the extent Tenant does not have an option to terminate, there shall be an adjustment of the annual rental reflecting on a pro rata basis any reduction in Tenant's leased space. All of the condemnation award except for damage to or the taking of Tenant's personal property and Tenant's relocation award, if any, shall be Landlord's.

     21.  ASSIGNMENT OR SUBLEASING. Tenant may not assign this Lease, or
          ------------------------
sublease the Premises in whole or in part, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Such assignment or sublease consented to by Landlord will not relieve Tenant of its responsibility for the payment of rent and due performance of all other terms and covenants and conditions of this Lease. Any rental from assignee or subtenant to whom Landlord consents which is in excess of the rental due hereunder shall be payable to Landlord as additional rental hereunder net of Tenant's expenses to assign sublet.

     22.  END OF TENANCY. Tenant shall yield up the Premises and all additions
          --------------
thereto (except signs, equipment and trade fixtures installed by Tenant at its expense) at the termination of the tenancy in as good and tentable condition as the same are at the beginning of Tenant's occupancy, reasonable wear, damage by fire and other casualties and appropriation by eminent domain excepted, and also excepting any damage, disrepair and other condition that Landlord is obligated hereunder to repair or correct.

     23.  QUIET ENJOYMENT.  Landlord covenants that Tenant upon paying the rent
          ---------------
herein reserved and performing the covenants and agreements hereof shall peaceably and quietly have, hold and enjoy the Premises, and all rights, privileges, easements and appurtenances in anywise appertaining thereto, during the full termination of this Lease.

     24.  SUBORDINATE.  This Lease shall at all times be subject and subordinate
          -----------
to the lien of any mortgage (which termination shall include all security instruments) that may be placed on the Premises by Landlord. Tenant shall, without cost, execute within fifteen (15) days of request any instrument as may be required to effectuate such subordination, provided, however, Landlord, if requested, shall use its best efforts to obtain from any such mortgagee an agreement in writing be delivered to Tenant, providing in substance that, so long as Tenant shall faithfully discharge obligations on its part to be kept and performed under the terms of this Lease, its tenancy shall be disturbed. Tenant shall within ten (10) business days of request therefor sign and deliver to Landlord's mortgagee a statement acknowledging the facts with respect to acceptance of the Premises, date of occupancy, date to which rent is paid and amount payable monthly, and any other matters relevant to the tenancy.

     25.  DEFAULT.
          -------

          (a) Events of Default and Remedies. If at any time there shall occur
              ------------------------------
     any of the following events:

              (i) If Tenant shall default in the payment of any monthly installment of rent or any other sum of money becoming due hereunder and such default shall continue for ten (10) days after written notice thereof; or

              (ii) If Tenant shall default in the performance of any other material agreement, covenant or stipulation set forth in this Lease, and such default shall continue for thirty (30) days after written notice thereof; or

              (iii) If Tenant shall abandon all or a portion of the Premises; or

              (iv) If Tenant shall file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets or Tenant, and such appointment shall not be vacated or set aside within sixty (60) days;

          then and in any of such events Landlord, without excluding other rights or remedies that may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and dispose of such property as it sees fit, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned hereby. If Landlord should elect to re-enter as then provided, or should it take possession pursuant to legal proceedings, it may either terminate this Lease, or it may from time to time without terminating this Lease make such alteration and repairs as may be necessary in order to relet the Premises, and relet the Premises for such term and at such rentals and upon such other terms and conditions as Landlord may deem advisable. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord at the time of such re-entry; but, notwithstanding any such re-entry and reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In the event of any termination by Landlord whether before or after re-entry, Landlord may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Premises, removing Tenant's property from the Premises, upfitting the Premises for future tenants who will occupy the Premises during the term of this Lease, and the difference in value between the rental which would be payable by Tenant hereunder for the remainder of the term and the reasonable rental value of the Premises for the remainder of the term. In determining the rental which would be payable by Tenant hereunder subsequent to default, the annual rental for each year of the unexpired term shall be equal to the average rental paid or payable by Tenant from the commencement of the term to the date of default.

          (b) Exercise of Remedies. No remedy herein or otherwise conferred upon
              --------------------
     or reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given to Landlord by this Lease may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Landlord exercise any right or power arising from any default on the part of Tenant shall impair an such right or power, or shall be construed to be a waiver of any such default or an acquiescence thereto.

          (c) Costs and Expenses. Tenant shall pay all costs, expenses and
              ------------------
     reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing covenants, conditions and agreements of this Lease, whether incurred as a result of litigation or otherwise.

     28.  INSPECTION. Landlord, its agents or other representatives shall have
          ----------
the right upon twenty-four (24) hours notice (except in cases of emergency, when no notice shall be required) to enter into and upon the Premises, or any part thereof, for the purpose of examining same but Landlord shall not disturb the operation of Tenant.

     27.  MEMORANDUM. This Lease shall not be recorded. On request of Tenant,
          ----------
Landlord shall execute a memorandum of this Lease suitable for recording which shall omit the financial terms herein but which shall identify the Premises and the term. A recorded memorandum of this Lease may be canceled of record by a document executed solely by Landlord or its successor in interest after the expiration of the Lease,

     28.  ESTOPPEL CERTIFICATE. Within no more than ten (10) business days after
          --------------------
written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate stating (a) the Commencement Date of this Lease and the Expiration Date of this Lease, (b) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way which it is modified accompanied by a copy of the modification agreement, (c) the date to which rental and other sums payable under this Lease have been paid, (d) that no notice has been received by Tenant of any default which has not been cured, or, if such a default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so, (e) that Tenant has accepted and occupied the Premises, (f) that Tenant has no claim or offset against Landlord or, if it does, stating the circumstances which gave rise to the claim or offset, (g) that Tenant is not aware of any prior assignment of this Lease by Landlord, or if it is, stating the date of the assignment and assignee (if known to Tenant), and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within ten
(10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver on Tenant's behalf any completed certificate to which Tenant does not object within ten (10) business days after its receipt


     29.   NOTICES.
           -------

          (a) If to Landlord. All notices required to be given to Landlord
              --------------
     hereunder shall be sent by certified mail to, and all rent payments shall be made to:

     To Landlord:

          Triangle Service Center Inc.
          P.O.Box 12255
          2 Hanes Drive
          Research Triangle Park, NC 27709
          Tel. (919)549-8181
          Fax. (919) 549-8246
          Attn. James O. Roberson, Pres.


     With Copy To:

          William P. Few
          Post Office Box 20288
          4200 Six Forks Road
          Raleigh, NC 27619-20288
          Tel. (919) 782-1175
          Fax. (919) 782-2217

     or to such other addresses as Landlord may direct from time to time by written notice forwarded to Tenant by certified mail.

          (b) If to Tenant. All notices required to be given to Tenant may be
              ------------
     given in person or if not so given shall be sent by certified mail to Tenant at:

          Paradigm Genetics, Inc.
          Building No. 6
          104 TW Alexander Drive
          Research Triangle Park, North Carolina, 27709
          Telephone: (919) 544-5578
          Fax: (919) 544-8094
          Atten: John A. Ryals, Pres.



     With a copy to:

          Christopher B. Capel
          Smith, Anderson, Blount, Dorset, Mitchell & Jernigan
          2500 First Union Capitol Center, 27601
          PO. Box 2611
          Raleigh, North Carolina 27602
          Telephone:  (919) 821-6759
          Fax:  (919) 821-6800


     or to such other address as Tenant may direct from time to time by written notice forward to Landlord by certified mail.

     30.  NATURE AND EXTENT OF AGREEMENT. This Lease contains the complete
          ------------------------------
agreement of the parties regarding the terms and conditions of the Lease of the Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of lessor and lessee between the parties hereto as to the Premises, and nothing herein shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth. The laws of the State of North Carolina shall govern the validity, interpretation performance and enforcement of this Lease.

     31.  BENEFIT. This Lease and all of the covenants and provisions thereof
          -------
shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of the parties hereto, and each provision hereof shall be deemed both a covenant and condition and shall run with the land.



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     IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.


                                      LANDLORD:

                                      TRIANGLE SERVICE CENTER, INC a
                                      North Carolina Corporation

    ATTEST:
                                      By: /s/ James O. Roberson
    ---------------                       -------------------------------
           Secretary                      James O. Roberson, President
    ------

                                      TENANT:
                                      PARADIGM GENETICS, INC.,

    ATTEST:
                                      By: /s/ Scott Uknes
    ---------------                       -------------------------------
           Secretary                      Scott J. Uknes, Vice President
    ------
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                                   EXHIBIT A

                            DESCRIPTION OF PREMISES

     Building Number 6 containing approximately nine thousand eighty-eight (9,088.75) rentable square feet but excluding area B containing approximately one thousand eight hundred sixty-four and 43/100 (1864.43) square feet for a net rentable area of approximately seven thousand two hundred twenty-four and 32/100 (7,224.32) square feet being more particularly shown on the building sketch attached to Exhibit A and incorporated herein (the "Premises'), located in the Research Triangle Park, Durham County, North Carolina, the project being known as Park Research Center, more particularly shown on Exhibit B attached hereto and incorporated herein ("Project").
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                                   EXHIBIT B
                                   SITE PLAN
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                                  EXHIBIT B1
                             RESTRICTIVE COVENANTS
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                                   EXHIBIT C
                           PLANS AND SPECIFICATIONS
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                                   EXHIBIT D
                                ADA COMPLIANCE


     1. Notwithstanding anything contained in the Lease to the contrary, Landlord warrants and represents that the common areas of the Building are in compliance with the requirements of Title III of the Americans With Disabilities Act or 1990 (the "ADA") or shall be brought into compliance at the expense of Landlord if required by law or regulation. Landlord further represents and warrants that any alternation, modifications, upfit or construction performed by Landlord shall be performed in compliance with the ADA.

     2. Tenants represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons).

     3. If the Lease provides that the Tenant is to complete certain alternatives and improvements to the Premises in conjunction with the Tenant taking occupancy of the Premises. Tenant agrees that all such work shall comply with the ADA and, upon request of Landlord, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that such work was performed in compliance with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations improvements made by Tenant to the Premises shall comply with the ADA.
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                                   EXHIBIT E
                                 OPTION RIDER

     THIS RIDER constitutes a part of the Lease to which it attached. In the event of a conflict between this Rider and the provisions of the Lease, the Rider will govern and control.

     1.   Option to Extend
          ----------------

          (a) Option Tenant shall have the option to extend this Lease for two
(2) consecutive periods of six (6) months each (the "First Extension Term" and "Second Extension Term" respectively) beginning immediately after the Term, or in the case of the second option to extend, the First Extension Term, upon the same terms conditions of the Lease, except that:

              (i)   the Term shall be modified as stated above;

              (ii) the Base Rent and Additional Rent shall be calculated as follows:

              The monthly rent shall be the then current rental plus CPI adjustment as agreed by the parties.

              (iii) Landlord shall have no obligation to further improve the Premises.

              (b) Conditions. To exercise the First or Second Option to Extend
                  ----------
          Tenant must

                  (1) not be in default at the time it exercises the Option to
              Extend; and

                  (2) give written notice to Landlord that Tenant is exercising its Option to Extend at least sixty (60) days but not more than ninety (90) days before the Term or in the case of the Second Option to Extend, First Extension Term ends.